Exhibit 99.2

EXECUTION VERSION

GUARANTY AND SECURITY AGREEMENT

among

MANNKIND CORPORATION

and

THE OTHER PARTIES HERETO,

as Grantors and Guarantors,

and

AVENTISUB LLC,

as Secured Creditor

September 23, 2014

GUARANTY AND SECURITY AGREEMENT

THIS GUARANTY AND SECURITY AGREEMENT dated as of September 23, 2014 (this “Agreement”) is entered into among MANNKIND CORPORATION, a Delaware corporation (“Borrower”), MANNKIND LLC, a Delaware limited liability company (“MLLC”), and each other Person signatory hereto as a Grantor (together with Borrower and MLLC and any other Person that becomes a party hereto as provided herein, the “Grantors” and each, a “Grantor”) in favor of AVENTISUB LLC (“Secured Creditor”).

RECITALS

A. Secured Creditor has agreed to extend credit to Borrower in the aggregate principal amount of up to $175,000,000 subject to the terms and conditions set forth in the Promissory Note (defined below). Borrower is affiliated with each other Grantor.

B. The Borrower and the Grantors are engaged in interrelated businesses, and each Grantor will derive substantial direct and indirect benefit from extensions of credit under the Promissory Note.

D. It is a condition precedent to Secured Creditor’s obligation to extend credit under the Promissory Note that the Grantors shall have executed and delivered this Agreement to Secured Creditor.

In consideration of the premises and to induce Secured Creditor to enter into the Promissory Note and to induce Secured Creditor to extend credit thereunder, each Grantor hereby agrees with Secured Creditor as follows:

SECTION 1 DEFINITIONS.

1.1 Unless otherwise defined herein, terms defined in the Promissory Note and used herein shall have the meanings given to them in the Promissory Note, and the following terms are used herein as defined in the UCC: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Farm Products, General Intangibles, Goods, Health Care Insurance Receivables, Instruments, Inventory, Leases, Letter-of-Credit Rights, Money, Payment Intangibles, Supporting Obligations, Tangible Chattel Paper.

1.2 When used herein the following terms shall have the following meanings:

“Agreement” has the meaning set forth in the preamble of this Agreement.

“Borrower Obligations” means all Obligations of the Borrower under the Promissory Note.

“Closing Date” means the date of this Agreement.

“Collateral” means any and all property or other assets, now existing or hereafter acquired or created, real or personal, tangible or intangible, wherever located, and whether owned by, consigned to, or held by, or under the care, custody or control of Grantors (or any of them), including:

(a) money, cash, and cash equivalents;

(b) Accounts and all of each Grantor’s rights and benefits under the Accounts, including, but not limited to, each Grantor’s right to receive payment in full of the obligations owing to such Grantor thereunder, whether now or hereafter existing, together with any and all guarantees, other Supporting Obligations and/or security therefore, as well as all of Grantors’ Books and Records relating thereto;

(c) Deposit Accounts, other bank and deposit accounts (including any bank accounts maintained by Grantors (or any of them)), and all sums on deposit in any of them, and any items in such accounts;

(d) Investment Property;

(e) Inventory (including the US Insulin Inventory), Equipment, Fixtures, and other Goods;

(f) Chattel Paper, Documents, and Instruments;

(g) letters of credit and Letter of Credit Rights;

(h) Supporting Obligations;

(i) Commercial Tort Claims and all other Identified Claims;

(j) books and records;

(k) General Intangibles (including all Intellectual Property, claims, Payment Intangibles, contract rights, choses in action, and software);

(l) all of each Grantor’s other interests in property of every kind and description, and the products, profits, rents of, dividends or distributions on, or accessions to such property; and

(m) all Proceeds (including insurance claims and insurance proceeds) of any of the foregoing, regardless of whether the Collateral, or any of it, is property as to which the UCC provides the perfection of a security interest, and all rights and remedies applicable to such property.

Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof. Notwithstanding the foregoing, “Collateral” shall not include Excluded Property.

“Control Agreement” means an agreement among a Grantor or any of its Subsidiaries, Secured Creditor and (i) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of such Grantor, (ii) a futures commission merchant or clearing house, as applicable, with respect to commodity accounts and commodity contracts held by such Grantor, or (iii) a bank with respect to a Deposit Account, whereby, among other things, the issuer, securities intermediary or futures commission merchant, or bank limits any Lien that it may have in the applicable financial assets or Deposit Account in a manner reasonably satisfactory to Secured Creditor, acknowledges the Lien of Secured Creditor on such financial assets or Deposit Account, and agrees to follow the instructions or entitlement orders of Secured Creditor without further consent by such Grantor.

“Deerfield Lenders” means, collectively, Deerfield Private Design Fund II, L.P., Deerfield Private Design International II, L.P., and Horizon Santé FLML SÀRL.

“Deerfield Security Agreement” means that certain Guaranty and Security Agreement, dated as of July 1, 2013, by and among Borrower, the Grantors and Guarantors party thereto, the purchasers party thereto and the milestone creditor party thereto, as amended, supplemented, restated or otherwise modified from time to time.

“Disclosure Letter” means that certain Disclosure Letter dated as of the date hereof made by Borrower in favor of Secured Creditor.

“Excluded Accounts” shall mean (a) any Deposit Account of a Grantor that is used by such Grantor solely as a payroll account for the employees of Borrower or its Subsidiaries or the funds in which consist solely of funds held by any Grantor in trust for any director, officer or employee of any Grantor or any employee benefit plan maintained by any Grantor or funds representing deferred compensation for the directors and employees of any Grantor, (b) escrow accounts, Deposit Accounts and trust accounts, in each case either securing Permitted Liens or otherwise entered into in the ordinary course of business and consistent with prudent business practice conduct where the applicable Grantor holds the funds exclusively for the benefit of an unaffiliated third party, (c) accounts that are swept to a zero balance on a daily basis to a Deposit Account that is subject to a Control Agreement, and (d) Deposit Accounts and securities accounts held in jurisdictions outside the United States.

“Excluded Property” means, collectively, (a) any permit, license or agreement entered into by any Grantor (i) to the extent that any such permit, license or agreement or any requirement of law applicable thereto prohibits the creation of a Lien thereon, but only to the extent, and for as long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other requirement of law, (ii) which would be abandoned, invalidated or unenforceable as a result of the creation of a Lien in favor of Secured Creditor or (iii) to the extent that the creation of a Lien in favor of Secured Creditor would result in a breach or termination pursuant to the terms of or a default under any such permit, license or agreement (other than to the extent that any such term would be rendered ineffective pursuant to the Sections 9-406, 9-407, 9-408 or 9-409 of the UCC or any other applicable law (including the Bankruptcy Code) or principles of equity), (b) property owned by any Grantor that is subject to a purchase money Lien or a capital lease permitted under the Promissory Note if the agreement pursuant to which such Lien is granted (or in the document providing for such capital lease) prohibits or requires the consent of any Person other than a Grantor and its Affiliates which has not been obtained as a condition to the creation of any other Lien on such property, (c) any “intent to use” trademark applications for which a statement of use has not been filed (but only until such statement is filed), (d) Insulin Inventory (other than the US Insulin Inventory), (e) the Oncology Assets and any equity interests in any Oncology Subsidiary, (f) equity interests in joint ventures or any non-Wholly Owned Subsidiaries to the extent not permitted by the terms of such entity’s Organization Documents or joint venture documents, (g) voting equity interests in a Foreign Subsidiary or Foreign Subsidiary Holding Company (each as defined in the Deerfield Facility) that is not a Grantor, in excess of 65% of the total voting equity interests in such Subsidiary, to the extent the pledge thereof would result in material adverse Tax consequences to Borrower and its Subsidiaries as determined in good faith by Borrower, (h) any assets (including intangibles) not located in the United States to the extent the grant of a security interest therein is restricted or prohibited by applicable law or contract (after giving effect to applicable anti-assignment provisions of the UCC or other applicable law), (i) any property and assets subject to Permitted Liens (as defined in the Deerfield Facility on the date hereof) securing debt permitted by clause (xiv) of the definition of Permitted Indebtedness (as defined in the Deerfield Facility on the date hereof), and (j) motor vehicles and other assets subject to certificates of title; provided, however, “Excluded Property” shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).

“Grantor” has the meaning set forth in the preamble of this Agreement.

“Guarantor Obligations” means, collectively, with respect to each Guarantor, all obligations and liabilities of such Guarantor to Secured Creditor under this Agreement.

“Guarantors” means the collective reference to each Grantor (other than Borrower) and “Guarantor” means any of them.

“Identified Claims” means the Commercial Tort Claims described on Schedule G of the Disclosure Letter as such schedule shall be supplemented from time to time in accordance with the terms and conditions of this Agreement.

“Insulin Inventory” means any insulin owned by Borrower and its Subsidiaries from time to time and any contractual rights and obligations pursuant to which Borrower purchases or has purchased insulin from time to time, including without limitation, the agreements set forth on Schedule H of the Disclosure Letter.

“Intellectual Property” means (i) all patents, patent applications, patent disclosures and inventions (whether patentable or unpatentable and whether or not reduced to practice, (ii) all trademarks, service marks, trade dress, trade names, slogans, logos, and corporate names and Internet domain names, together with all of the goodwill associated with each of the foregoing, (iii) copyrights, copyrightable works, and licenses, (iv) registrations and applications for registration for any of the foregoing, (v) computer software (including but not limited to source code and object code), data, databases, and documentation thereof, (vi) trade secrets and other confidential information, (vii) other intellectual property, and (viii) copies and tangible embodiments of the foregoing (in whatever form and medium).

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the Closing Date, by and among Secured Creditor and the Deerfield Lenders, as amended, supplemented, restated or otherwise modified from time to time.

“Investment Property” means the collective reference to (a) all “investment property” as such term is defined in Section 9-102(a)(49) of the UCC, (b) all “financial assets” as such term is defined in Section 8-102(a)(9) of the UCC, and (b) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Equity.

“Issuers” means the collective reference to each issuer of any Investment Property.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or otherwise), security interest or other security arrangement and any other preference, priority or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement.

“Loan Documents” mean the Promissory Note and the Collateral Documents.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower arising under any Loan Document or otherwise with respect to the Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower of any case, proceeding or other action relating to bankruptcy, insolvency, reorganization, or other relief of debtors, naming the Borrower as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the foregoing, the Obligations include (a) the obligation to pay principal, interest, charges, expenses, fees, indemnities and other amounts payable by the Borrower under any Loan Document and (b) the obligation of the Borrower to reimburse any amount in respect of any of the foregoing that the Noteholder, in its sole discretion, may elect to pay or advance on behalf of the Borrower.

“Oncology Assets” means any Intellectual Property and other assets related to Borrower’s oncology programs, including without limitation, the patents and trademarks set forth on Schedule I of the Disclosure Letter and any licenses relating to the foregoing.

“Paid in Full” means with respect to Secured Creditor (a) all Secured Obligations to Secured Creditor (other than contingent claims for indemnification or reimbursement not then asserted) have been indefeasibly repaid in full in cash and have been fully performed, (b) all other obligations (other than contingent claims for indemnification or reimbursement not then asserted) under the Promissory Note and the other Collateral Documents have been completely discharged, and (c) all commitments of Secured Creditor, if any, to extend credit that would constitute Borrower Obligations have been terminated or have expired.

“Pledged Equity” means the equity interests listed on Schedule A of the Disclosure Letter, together with any other equity interests, certificates, options or rights of any nature whatsoever in respect of the equity interests of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect.

“Pledged Notes” means all promissory notes listed on Schedule A of the Disclosure Letter, all intercompany notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

“Proceeds” means all “proceeds” as such term is defined in Section 9-102(a)(64) of the UCC and, in any event, shall include all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Promissory Note” means that certain Senior Secured Promissory Note of even date herewith between Borrower and Secured Creditor, as amended, supplemented, restated or otherwise modified from time to time.

“Receivable” means any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including any Accounts).

“Secured Obligations” means, in the case of Borrower, the Borrower Obligations and, in the case of each Guarantor, its Guarantor Obligations.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” or “Subsidiaries” means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided that, to the extent that the Uniform Commercial Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Uniform Commercial Code, the definition of such term contained in Article or Division 9 shall govern; provided further that, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Secured Creditor’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“US Insulin Inventory” means any Insulin Inventory located in the United States.

“Valencia Facility” means the real property and improvements thereon located at 28903 North Avenue Paine, Valencia, California 91355.

SECTION 2 GUARANTY.

2.1 Guaranty.

(a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, as a primary obligor and not only a surety, guarantees to Secured Creditor and its successors and permitted assigns, the prompt and complete payment and performance by Borrower of the Borrower Obligations when due (whether at the stated maturity, by acceleration or otherwise). The guarantee hereunder is a continuing guarantee, and shall apply to all Guarantor Obligations whenever arising.

(b) The guaranty contained in this Section 2 is a guaranty of payment and not of collection and shall remain in full force and effect until all of the Secured Obligations to Secured Creditor under the Promissory Note shall have been Paid in Full.

(c) No payment made by Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by Secured Creditor from Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Secured Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which Guarantor shall, notwithstanding any such payment (other than any payment received or collected from such Guarantor in respect of the Secured Obligations), remain liable for the Secured Obligations until the Secured Obligations to Secured Creditor under the Promissory Note are Paid in Full. Upon the Secured Obligations to Secured Creditor under the Promissory Note being Paid in Full, the guaranty under this Agreement shall be terminated automatically without any further action.

2.2 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by Secured Creditor, no Guarantor shall be entitled to be subrogated to any of the rights of Secured Creditor against Borrower or any other Guarantor or any collateral security or guaranty or right of offset held by Secured Creditor for the payment of the Secured Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all of the Secured Obligations to Secured Creditor under the Promissory Note are Paid in Full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Secured Obligations to Secured Creditor under the Promissory Note shall not have been Paid in Full, such amount shall be held by such Guarantor in trust for Secured Creditor, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to Secured Creditor in the exact form received by such Guarantor (duly indorsed by such Guarantor to Secured Creditor, if required), to be applied against the Secured Obligations, whether matured or unmatured, in a manner consistent with the provisions of the Promissory Note.

2.3 Amendments, etc. with respect to the Secured Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Secured Obligations made by Secured Creditor may be rescinded by Secured Creditor and any of the Secured Obligations continued, and the Secured Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guaranty therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by Secured Creditor, and the Promissory Note and the other Collateral Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as Secured Creditor may deem advisable from time to time. Secured Creditor shall have no obligation to protect, secure, perfect or insure any Lien at any time held by them as security for the Secured Obligations or for the guaranty contained in this Section 2 or any property subject thereto.

Secured Creditor may, from time to time, in their reasonable discretion and without notice to the Guarantors (or any of them), take any or all of the following actions: (a) retain or obtain a security interest in any personal property to secure any of the Secured Obligations or any obligation hereunder, (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the undersigned, with respect to any of the Secured Obligations, (c) extend or renew any of the Secured Obligations for one or more periods (whether or not longer than the original period), alter or exchange any of the Secured Obligations, or release or compromise any obligation of any of the undersigned hereunder or any obligation of any nature of any other obligor with respect to any of the Secured Obligations, (d) release any guaranty or right of offset or its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any personal property securing any of the Secured Obligations or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such personal property, and (e) resort to the undersigned (or any of them) for payment of any of the Secured Obligations when due, whether or not Secured Creditor shall have resorted to any personal property securing any of the Secured Obligations or any obligation hereunder or shall have proceeded against any other of the undersigned or any other obligor primarily or secondarily obligated with respect to any of the Secured Obligations.

2.4 Waivers.

(a) To the extent permitted by applicable law, each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Secured Obligations and notice of or proof of reliance by Secured Creditor upon the guaranty contained in this Section 2 or acceptance of the guaranty contained in this Section 2. The Secured Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guaranty contained in this Section 2, and all dealings between Borrower and any of the Guarantors, on the one hand, and Secured Creditor, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guaranty contained in this Section 2. To the extent permitted by applicable law, each Guarantor waives (a) diligence, presentment, protest, demand for payment and notice of default, dishonor or nonpayment and all other notices whatsoever to or upon Borrower or any of the Guarantors with respect to the Secured Obligations, (b) notice of the existence or creation or non-payment of all or any of the Secured Obligations and (c) all diligence in collection or protection of or realization upon any Secured Obligations or any security for or guaranty of any Secured Obligations.

(b) Upon the existence and continuance of a Specified Event of Default, Secured Creditor in its sole discretion, without prior notice to or consent of any Guarantor, may elect to: (i)

foreclose either judicially or nonjudicially against any real or personal property security it may hold for the Secured Obligations under the Collateral Documents, (ii) accept a transfer of any such security in lieu of foreclosure, (iii) compromise or adjust the Secured Obligations or any part of it or make any other accommodation with Borrower or Guarantors, or (iv) exercise any other remedy against any Grantor or any security. No such action by Secured Creditor shall release or limit the liability of any Guarantor, who shall remain liable under this Guaranty after the action, even if the effect of the action is to deprive such Guarantor of any subrogation rights, rights of indemnity, or other rights to collect reimbursement from any Grantor for any sums paid to Secured Creditor, whether contractual or arising by operation of law or otherwise. Each Guarantor expressly agrees that under no circumstances shall it be deemed to have any right, title, interest or claim in or to any real or personal property to be held by Secured Creditor or any third party after any foreclosure or transfer in lieu of foreclosure of any security for the Secured Obligations.

(c) Each Guarantor understands and acknowledges that if a Secured Creditor forecloses judicially or nonjudicially against any real property security for the Secured Obligations, that foreclosure could impair or destroy any ability that such Guarantor may have to seek reimbursement, contribution or indemnification from Borrower or others based on any right each Guarantor may have of subrogation, reimbursement, contribution or indemnification for any amounts paid by such Guarantor under this guaranty. Each Guarantor further understands and acknowledges that in the absence of this Section, such potential impairment or destruction of such Guarantor’s rights, if any, may entitle such Guarantor to assert a defense to this guaranty based on Section 580d of the California Code of Civil Procedure as interpreted in Union Bank v. Gradsky, 265 Cal.App.2d 40 (1968). By executing this guaranty, each Guarantor freely, irrevocably and unconditionally: (i) waives and relinquishes that defense and agrees that Guarantor will be fully liable under this guaranty even though Lender may foreclose judicially or nonjudicially against any real property security for the Loan; (ii) agrees that Guarantor will not assert that defense in any action or proceeding which Secured Creditor may commence to enforce this guaranty; (iii) acknowledges and agrees that the rights and defenses waived by each Guarantor under this guaranty include any right or defense that such Guarantor may have or be entitled to assert based upon or arising out of any one or more of Sections 580a, 580b, 580d or 726 of the California Code of Civil Procedure or Section 2848 of the California Civil Code; and (iv) acknowledges and agrees that Secured Creditor is relying on this waiver in extending credit under the Promissory Note and that this waiver is a material part of the consideration which Secured Creditor is receiving for extending such credit.

(d) Each Guarantor waives any rights and defenses that are or may become available to such Guarantor by reason of Sections 2787 to 2855, inclusive, of the California Civil Code.

(e) Each Guarantor waives all rights and defenses that such Guarantor may have because the Borrower’s Obligations are secured by real property. This means, among other things:

(i) Secured Creditor may collect from any Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower or another Guarantor.

(ii) If Secured Creditor forecloses on any real property collateral pledged by Borrower or any Guarantor:

(A) The amount of the Secured Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

(B) Secured Creditor may collect from such Guarantor even if Secured Creditor, by foreclosing on the real property collateral, has destroyed any right such Guarantor may have to collect from Borrower.

This Section is an unconditional and irrevocable waiver of any rights and defenses each Guarantor may have because the Secured Obligations are secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

Each Guarantor waives any right or defense it may have at law or equity, including California Code of Civil Procedure Section 580a, to a fair market value hearing or action to determine a deficiency judgment after a foreclosure.

2.5 Payments. Each Guarantor hereby guaranties that payments hereunder will be paid to Secured Creditor without set-off or counterclaim in Dollars at the office of Secured Creditor specified in the Promissory Note, as applicable.

SECTION 3 GRANT OF SECURITY INTEREST.

3.1 Grant. Each Grantor hereby grants to Secured Creditor, a continuing security interest in all of its Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations. Notwithstanding the foregoing, no Lien or security interest is hereby granted on any Excluded Property. Upon the Secured Obligations to Secured Creditor under the Promissory Note being Paid in Full, the Collateral shall be released and Secured Creditor’s Liens terminated automatically without any further action.

SECTION 4 REPRESENTATIONS AND WARRANTIES.

To induce Secured Creditor to enter into the Promissory Note and to induce Secured Creditor to make extensions of credit to Borrower under the Promissory Note, each Grantor jointly and severally hereby represents and warrants to Secured Creditor that:

4.1 Title; No Other Liens. Except for Permitted Liens, the Grantors own each item of the Collateral free and clear of any and all Liens or claims of others. As of the Closing Date, no effective financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except filings evidencing Permitted Liens.

4.2 Perfected Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule B of the Disclosure Letter (which filings and other documents referred to on Schedule B of the Disclosure Letter, have been delivered to Secured Creditor in completed form, except for the Control Agreements in connection with the Deposit Account and securities account listed on Schedule F of the Disclosure Letter, which the Borrower shall use commercially reasonable efforts to deliver within 90 days of the date hereof) will constitute valid second priority (other than with respect to each of the US Insulin Inventory and the Valencia Facility, which shall have first priority) perfected security interests in all of the Collateral (other than with respect to the perfection of the security interest granted in Excluded Accounts) in favor of Secured Creditor as collateral security for the Secured Obligations, enforceable in accordance with the terms hereof and in accordance with the terms of the Promissory Note and (b) shall be prior to all other Liens on the Collateral except for Permitted Liens having priority over Secured Creditor’s Lien by operation of law or permitted pursuant to the Promissory Note upon (i) in the case of all pledged

Certificated Securities, Pledged Notes, Pledged Equity and other pledged Investment Property, in each case in certificated form, the delivery thereof to Secured Creditor of such pledged certificated stock, Pledged Notes, Pledged Equity and other pledged Investment Property consisting of instruments and certificates, in each case properly endorsed for transfer to Secured Creditor or in blank and (ii) in the case of all other pledged instruments and tangible chattel paper that are not pledged certificated stock, Pledged Notes, Pledged Equity and other pledged Investment Property, the delivery thereof to Secured Creditor of such instruments and tangible chattel paper. Except as set forth in this Section 4.2 and Section 7.20, all actions by each Grantor necessary to perfect the Lien granted hereunder on the Collateral have been duly taken. As of the date hereof, the filings and other actions specified on Schedule B of the Disclosure Letter constitute all of the filings and other actions necessary to perfect all security interests granted hereunder.

4.3 Grantor Information. On the date hereof, Schedule C of the Disclosure Letter sets forth (a) each Grantor’s jurisdiction of organization, (b) the location of each Grantor’s chief executive office, (c) each Grantor’s exact legal name as it appears on its Organizational Documents and (d) each Grantor’s organizational identification number (to the extent a Grantor is organized in a jurisdiction which assigns such numbers) and federal employer identification number.

4.4 Collateral Locations. On the date hereof, Schedule D of the Disclosure Letter sets forth (a) each place of business of each Grantor (including its chief executive office), (b) all locations where all Collateral constituting Inventory and Equipment with a book value in excess of $150,000 individually or $300,000 in the aggregate for all Grantors owned by each Grantor is kept (other than Collateral constituting Inventory or Equipment that is otherwise in transit or out for repair, refurbishment or processing in the ordinary course of business or otherwise disposed of in a transaction permitted by the Promissory Note) and (c) whether each such Collateral location and place of business (including each Grantor’s chief executive office) is owned or leased (and if leased, specifies the complete name and notice address of each lessor). On the Closing Date, no Collateral (other than Collateral constituting Inventory or Equipment that is otherwise in transit or out for repair, refurbishment or processing in the ordinary course of business or otherwise disposed of in a transaction permitted by the Promissory Note) with a book value greater than $150,000 individually or $300,000 in the aggregate for all Grantors is located outside the United States or in the possession of any lessor, bailee, warehouseman or consignee, except as indicated on Schedule D of the Disclosure Letter.

4.5 Certain Property. As of the Closing Date, none of the Collateral constitutes, or is the Proceeds of, (a) Farm Products or (b) Health Care Insurance Receivables.

4.6 Investment Property.

(a) The Pledged Equity pledged by each Grantor hereunder constitutes all the issued and outstanding equity interests of each Issuer owned by such Grantor.

(b) To the knowledge of the applicable Grantor, all of the Pledged Equity has been duly and validly issued and, in the case of shares of capital stock, is fully paid and nonassessable.

(c) To the knowledge of the applicable Grantor, each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing).

4.7 As of the date hereof, Schedule A of the Disclosure Letter lists all Investment Property (other than Pledged Equity and Pledged Debt) owned by each Grantor with a value greater than $150,000 individually or $300,000 in the aggregate for all Grantors. Each Grantor is the record and beneficial owner of, and has good and valid title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except Permitted Liens.

4.8 Receivables.

(a) No material amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to Secured Creditor.

(b) No obligor on any Receivable is a Governmental Authority.

(c) The amounts represented by such Grantor to Secured Creditor from time to time as owing to such Grantor in respect of the Receivables will at all such times be accurate in all material respects.

4.9 Intellectual Property. Schedule E of the Disclosure Letter lists all Intellectual Property (other than Intellectual Property consisting of Oncology Assets) that is registered or is the subject of an application to register and owned by each Grantor in its own name on the date hereof. Except as set forth in Schedule E of the Disclosure Letter and except for non-exclusive licenses of software and other Intellectual Property licensed in the ordinary course of business, none of the Intellectual Property (other than Intellectual Property consisting of Oncology Assets) of any Grantor is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

4.10 Depositary and Other Accounts. Schedule F of the Disclosure Letter lists all banks and other financial institutions at which any Grantor maintains deposit or other accounts as of the Closing Date (other than Excluded Accounts) and such Schedule F correctly identifies the name and address of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

4.11 Promissory Note. Each Grantor makes each of the representations and warranties made by Borrower in Section 7, of the Promissory Note to the extent applicable to it on the date such Grantor becomes a party hereto (which representations and warranties shall be deemed to be renewed upon each borrowing under the Promissory Note). Such representations and warranties shall be incorporated herein by this reference as if fully set forth herein.

SECTION 5 COVENANTS.

Each Grantor covenants and agrees with Secured Creditor that, from and after the date of this Agreement until the Secured Obligations to Secured Creditor under the Promissory Note shall have been Paid in Full:

5.1 Delivery of Instruments, Certificated Securities and Chattel Paper. If any amount payable under or in connection with any of the Collateral in excess of $150,000 individually or $300,000 in the aggregate for all Grantors shall be or become evidenced by any Instrument, certificated security or Chattel Paper, such Instrument, certificated security or Chattel Paper shall (unless Secured Creditor have agreed in writing that such delivery will not be required) be promptly (and, in any event, within 10 Business Days) delivered to Secured Creditor, duly indorsed in a manner reasonably satisfactory to

Secured Creditor, to be held as Collateral pursuant to this Agreement and in the case of Electronic Chattel Paper, the applicable Grantor shall (unless Secured Creditor have agreed in writing that such control will not be required) cause Secured Creditor to have control thereof within the meaning set forth in Section 9-105 of the UCC. In the event that a Specified Event of Default shall have occurred and be continuing, upon the request of Secured Creditor, any Instrument, certificated security or Chattel Paper not theretofore delivered to Secured Creditor and at such time being held by any Grantor shall be promptly (and, in any event, within 10 Business Days) delivered to Secured Creditor, duly indorsed in a manner satisfactory to Secured Creditor to be held as Collateral pursuant to this Agreement and in the case of Electronic Chattel Paper, the applicable Grantor shall cause Secured Creditor to have control thereof within the meaning set forth in Section 9-105 of the UCC.

5.2 Maintenance of Perfected Security Interest; Further Documentation.

(a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.2, and shall take all commercially reasonable actions to defend such security interest against the claims and demands of all Persons whomsoever.

(b) Such Grantor will furnish to Secured Creditor from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as Secured Creditor may reasonably request, all in reasonable detail.

(c) At any time and from time to time, upon the written request of Secured Creditor, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as Secured Creditor may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including (i) filing any financing or continuation statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby, and (ii) in the case of (A) Deposit Accounts and securities accounts, using commercially reasonable efforts to take, and (B) other Investment Property and any other relevant Collateral, taking, any such requested actions necessary to enable Secured Creditor to obtain “control” (within the meaning of the applicable UCC) with respect to such Investment Property or Collateral to the extent required to be pledged hereunder. Notwithstanding anything to the contrary set forth herein, no actions in any jurisdiction outside the United States shall be required in order to create any security interests in assets located or titled outside of the United States or to perfect any security interests in such assets, including any intellectual property registered in any jurisdiction outside the United States.

5.3 Changes in Locations, Name, etc. Such Grantor shall not, except upon 5 Business Days’ prior written notice to Secured Creditor and delivery to Secured Creditor of (a) all additional financing statements and other documents reasonably requested by Secured Creditor as to the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule D of the Disclosure Letter showing any additional location at which Collateral consisting of Inventory or Equipment with a book value in excess of $150,000 individually or $300,000 in the aggregate for all Grantors shall be kept (other than Collateral consisting of Inventory or Equipment that is otherwise in transit or out for repair, refurbishment or processing in the ordinary course of business or otherwise disposed of in a transaction permitted by the Promissory Note):

(i) permit any of the Inventory or Equipment with a book value greater than $150,000 individually or $300,000 in the aggregate for all Grantors to be kept at a location other than those listed on Schedule D of the Disclosure Letter, other than the Inventory or Equipment that is otherwise in transit or out for repair, refurbishment or processing in the ordinary course of business or otherwise disposed of in a transaction permitted by the Promissory Note; provided that, with respect to US Insulin Inventory, this Section 5.3 shall apply to all US Insulin Inventory, regardless of the value thereof and notwithstanding the foregoing, no US Insulin Inventory shall be permitted to be relocated outside of the United States;

(ii) change its jurisdiction of organization or the location of its chief executive office from that specified on Schedule C of the Disclosure Letter or in any subsequent notice delivered pursuant to this Section 5.3; or

(iii) change its name, identity or corporate structure.

5.4 Notices. Such Grantor will advise Secured Creditor promptly upon becoming aware, in reasonable detail, of:

(a) any Lien (other than Permitted Liens) on any of the Collateral; and

(b) the occurrence of any other event which would reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereby.

5.5 Investment Property.

(a) If such Grantor shall become entitled to receive or shall receive any certificate, option or rights in respect of the equity interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any of the Pledged Equity, or otherwise in respect thereof, such Grantor shall accept the same as the agent of Secured Creditor, hold the same in trust for Secured Creditor and deliver the same forthwith to Secured Creditor in the exact form received, duly indorsed by such Grantor to Secured Creditor, if required, together with an undated instrument of transfer covering such certificate duly executed in blank by such Grantor and with, if Secured Creditor so request, signature guarantied, to be held by Secured Creditor, subject to the terms hereof, as additional Collateral for the Secured Obligations. Upon the occurrence and during the continuance of a Specified Event of Default, (i) any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to Secured Creditor to be held by them hereunder as additional Collateral for the Secured Obligations, and (ii) in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected Lien in favor of Secured Creditor, be delivered to Secured Creditor to be held by them hereunder as additional Collateral for the Secured Obligations. Upon the occurrence and during the continuance of a Specified Event of Default, if any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to Secured Creditor, hold such money or property in trust for Secured Creditor, segregated from other funds of such Grantor, as additional Collateral for the Secured Obligations.

(b) Without the prior written consent of Secured Creditor, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any equity interests of any nature or to issue any other securities or interests convertible into or granting the right to purchase or exchange for any equity interests of any nature of any Issuer, except, in each case, as permitted by the Promissory Note, (ii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for Permitted Liens, or (iii) enter into any agreement or undertaking restricting the right or ability of such Grantor or Secured Creditor to sell, assign or transfer any of the Investment Property or Proceeds thereof, except, any such action which is not prohibited by the Promissory Note.

(c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify Secured Creditor promptly in writing of the occurrence of any of the events described in Section 5.5(a) of this Agreement with respect to the Investment Property issued by it and (iii) the terms of Sections 6.3(c) and 6.7 of this Agreement shall apply to such Grantor with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 of this Agreement regarding the Investment Property issued by it.

5.6 Receivables. Other than in the ordinary course of business or with respect to amounts which are not material to such Grantor, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that would reasonably be expected to adversely affect the value thereof in any material respect.

5.7 Intellectual Property. Except as expressly permitted by the Promissory Note,

(a) Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any patent owned by such Grantor material to its business may become forfeited, abandoned or dedicated to the public.

(b) Such Grantor will notify Secured Creditor promptly if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property owned by such Grantor may become forfeited, abandoned or dedicated to the public, or of any determination or development regarding, such Grantor’s ownership of, or the validity of, any material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same that would reasonably be expected to have a Material Adverse Effect.

(c) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property owned by such Grantor with the United States Patent and Trademark Office or the United States Copyright Office, such Grantor shall report such filing to Secured Creditor concurrently with the next delivery of financial statements of Borrower pursuant to the Deerfield Facility. Upon the request of Secured Creditor, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as Secured Creditor may request to evidence Secured Creditor’s security interest in any copyright, patent or trademark or any application therefor and the goodwill and general intangibles of such Grantor relating thereto or represented thereby with the United States Patent and Trademark Office or United States Copyright Office, as applicable.

(d) In the event that any material Intellectual Property owned by such Grantor is infringed upon or misappropriated or diluted by a third party, such Grantor shall take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property.

5.8 Depositary and Other Deposit Accounts. No Grantor shall open any depositary or other deposit accounts (other than Excluded Accounts) unless such Grantor shall have given to Secured Creditor 10 calendar days’ prior written notice (or such lesser notice as Secured Creditor may agree in its sole discretion) of its intention to open any such new deposit accounts.

5.9 Other Matters.

(a) Each Grantor authorizes Secured Creditor to, at any time and from time to time, file financing statements, continuation statements, and amendments thereto that describe the Collateral as “all assets” of each Grantor, or words of similar effect, and which contain any other information required pursuant to the UCC for the sufficiency of filing office acceptance of any financing statement, continuation statement or amendment, and each Grantor agrees to furnish any such information to Secured Creditor promptly upon request. Any such financing statement, continuation statement or amendment may be signed by Secured Creditor on behalf of any Grantor and may be filed at any time in any jurisdiction.

(b) Each Grantor shall, at any time and from time and to time, take such steps as Secured Creditor may reasonably request for Secured Creditor to insure the continued perfection and priority of Secured Creditor’s security interest in any of the Collateral and of the preservation of its rights therein.

(c) If any Grantor shall at any time, acquire a “commercial tort claim” (as such term is defined in the UCC) with a value in excess of $150,000 individually or $300,000 in the aggregate for all Grantors and for which a complaint in a court of competent jurisdiction has been filed, such Grantor shall promptly (and, in any event, within 10 Business Days) notify Secured Creditor thereof in writing and supplement Schedule G of the Disclosure Letter, therein providing a reasonable description and summary thereof, and upon delivery thereof to Secured Creditor, such Grantor shall be deemed to thereby grant to Secured Creditor (and such Grantor hereby grants to Secured Creditor) a security interest and lien in and to such commercial tort claim and all proceeds thereof, all upon the terms of and governed by this Agreement.

(d) Notwithstanding anything else in this Agreement or any of the Collateral Documents to the contrary, the Secured Creditor agrees that upon the sale of the Valencia Facility, the Secured Creditor shall promptly release the mortgage on the Valencia Facility at the request and expense of the Borrower; provided that the net cash proceeds from such sale are used to prepay the Loans or otherwise permanently reduce the amount available under the Promissory Note pursuant to the terms of Section 3.3 of the Promissory Note.

5.10 Promissory Note. Each of the Grantors covenants that it will, and, if necessary, will enable Borrower to, fully comply with each of the covenants and other agreements set forth in the Promissory Note.

5.11 Insurance. Borrower shall:

(a) Keep the Collateral properly housed and insured for the full insurable value thereof against loss or damage by fire, theft, explosion, sprinklers, and such other risks as are customarily insured against by Persons engaged in businesses similar to that of Borrower, with such companies, in such amounts, with such deductibles, and under policies in such form, as are customarily insured for by Persons engaged in businesses similar to that of Borrower. Original (or certified) copies of such policies of insurance have been or shall be, within 90 days of the Closing Date, delivered to Secured Creditor, together with evidence of payment of all premiums therefor, and shall contain an endorsement, in form and substance acceptable to Secured Creditor, showing loss under such insurance policies payable to Secured Creditor. Such endorsement, or an independent instrument furnished to Secured Creditor, shall provide that the insurance company shall give Secured Creditor at least 30 days written notice before any such policy of insurance is altered or canceled.

(b) Maintain, at their expense, such public liability and third party property damage insurance as is customary for Persons engaged in businesses similar to that of Borrower with such companies and in such amounts, with such deductibles and under policies in such form as are customarily insured for by Persons engaged in businesses similar to that of Borrower and original (or certified) copies of such policies have been or shall be, within 90 days after the Closing Date, delivered to Secured Creditor, together with evidence of payment of all premiums therefor; each such policy shall contain an endorsement showing Secured Creditor as additional insureds thereunder and providing that the insurance company shall give Secured Creditor at least 30 days written notice before any such policy shall be altered or canceled.

SECTION 6 REMEDIAL PROVISIONS.

6.1 Certain Matters Relating to Receivables.

(a) At any time and from time to time after the occurrence and during the continuance of a Specified Event of Default, Secured Creditor shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as Secured Creditor may reasonably require in connection with such test verifications. At any time and from time to time after the occurrence and during the continuance of a Specified Event of Default, upon Secured Creditor’s request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to Secured Creditor to furnish to Secured Creditor reports showing reconciliations, agings and test verifications of, and trial balances for, the Receivables.

(b) Secured Creditor hereby authorize each Grantor to collect such Grantor’s Receivables, and Secured Creditor may curtail or terminate such authority at any time after the occurrence and during the continuance of a Specified Event of Default. If required by Secured Creditor at any time after the occurrence and during the continuance of a Specified Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to Secured Creditor if required and upon notice to such Grantor, in a collateral account maintained under the sole dominion and control of Secured Creditor, subject to withdrawal by Secured Creditor only as provided in Section 6.5, and (ii) until so turned over after such request by Secured Creditor, shall be held by such Grantor in trust for Secured Creditor, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c) At any time and from time to time after the occurrence and during the continuance of a Specified Event of Default, at Secured Creditor’s request, each Grantor shall deliver to Secured Creditor copies of all documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including all orders, invoices and shipping receipts.

(d) Each Grantor hereby irrevocably authorizes and empowers Secured Creditor, in Secured Creditor’s sole discretion, at any time after the occurrence and during the continuance of a Specified Event of Default, following Secured Creditor’s concurrent notice to such Grantor, to assert, either directly or on behalf of such Grantor, any claim such Grantor may from time to time have against the sellers under or with respect to any agreements assigned or collaterally assigned to Secured Creditor and to receive and collect any and all damages, awards and other monies resulting therefrom and to apply the same to the Secured Obligations in such order as Secured Creditor may determine in its discretion. After the occurrence and during the continuance of a Specified Event of Default, each Grantor hereby irrevocably makes, constitutes and appoints Secured Creditor as their true and lawful attorney in fact for the purpose of enabling Secured Creditor to assert and collect such claims and to apply such monies in the manner set forth above, which appointment, being coupled with an interest, is irrevocable.

6.2 Communications with Obligors; Grantors Remain Liable.

(a) Secured Creditor in their own name or in the name of others may at any time after the occurrence and during the continuance of a Specified Event of Default communicate with obligors under the Receivables to verify with them to Secured Creditor’s satisfaction the existence, amount and terms of any Receivables.

(b) Upon the written request of Secured Creditor at any time after the occurrence and during the continuance of a Specified Event of Default, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to Secured Creditor and that payments in respect thereof shall be made directly to Secured Creditor.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable in respect of each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Secured Creditor shall have no obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by Secured Creditor of any payment relating thereto, nor shall Secured Creditor be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(d) After the occurrence and during the continuance of a Specified Event of Default, for the purpose of enabling Secured Creditor to exercise rights and remedies under this Agreement, each Grantor hereby grants to Secured Creditor an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

6.3 Investment Property.

(a) Unless a Specified Event of Default shall have occurred and be continuing and Secured Creditor shall have given written notice to the relevant Grantor of Secured Creditor’s intent to exercise their corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends and distributions paid in respect of the Pledged Equity and all payments made in respect of the Pledged Notes, to the extent permitted in the Promissory Note, and to exercise all voting and other rights with respect to the Investment Property; provided, that no vote shall be cast or other right exercised or action taken which would reasonably be expected to materially impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Promissory Note, this Agreement or any other Collateral Document.

(b) If a Specified Event of Default shall occur and be continuing and a Secured Creditor shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) Secured Creditor shall have the right to receive any and all cash dividends and distributions, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Secured

Obligations in such order as Secured Creditor may determine in their discretion, (ii) Secured Creditor shall have the right to cause any or all of the Investment Property to be registered in the name of Secured Creditor or their nominee and (iii) Secured Creditor’s or their nominee may exercise (x) all voting and other rights pertaining to such Investment Property at any meeting of holders of the equity interests of the relevant Issuer or Issuers or otherwise (or by written consent) and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if they were the absolute owner thereof (including the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other structure of any Issuer, or upon the exercise by any Grantor or Secured Creditor of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as Secured Creditor may determine), all without liability except to account for property actually received by it, but Secured Creditor shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c) After the occurrence and during the continuance of a Specified Event of Default, each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from Secured Creditor in writing that (x) states that a Specified Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying and (ii) unless otherwise expressly permitted hereby, pay any dividends, distributions or other payments with respect to the Investment Property directly to Secured Creditor.

6.4 Proceeds to be Turned Over to Secured Creditor. In addition to the rights of Secured Creditor specified in Section 6.1 with respect to payments of Receivables, if a Specified Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other cash equivalent items shall be held by such Grantor in trust for Secured Creditor, segregated from other funds of such Grantor, and shall, upon written request of Secured Creditor, forthwith upon receipt by such Grantor, be turned over to Secured Creditor in the exact form received by such Grantor (duly indorsed by such Grantor to Secured Creditor, if required). All Proceeds received by Secured Creditor hereunder shall be held by Secured Creditor in a collateral account maintained under its sole dominion and control. All Proceeds, while held by Secured Creditor in any collateral account (or by such Grantor in trust for Secured Creditor) established pursuant hereto, shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

6.5 Application of Proceeds. Secured Creditor may apply all or any part of Proceeds from the sale of, or other realization upon, all or any part of the Collateral in payment of the Secured Obligations in such order as Secured Creditor shall determine in its discretion. Any part of such funds which Secured Creditor elect not so to apply and deems not required as collateral security for the Secured Obligations shall be paid over from time to time by Secured Creditor to the applicable Grantor or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Secured Obligations to Secured Creditor under the Promissory Note shall have been Paid in Full shall be paid over to the applicable Grantor or to whomsoever may be lawfully entitled to receive the same.

6.6 Code and Other Remedies. If a Specified Event of Default shall occur and be continuing, Secured Creditor may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC or any other applicable law.

Without limiting the generality of the foregoing, Secured Creditor, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses (other than defense of payment), advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of a Secured Creditor or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery with assumption of any credit risk. Secured Creditor shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at Secured Creditor’s request, to assemble the Collateral and make it available to Secured Creditor at places which Secured Creditor shall reasonably select, whether at such Grantor’s premises or elsewhere. Secured Creditor shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable documented out-of-pocket costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Secured Creditor hereunder, to the payment in whole or in part of the Secured Obligations, in such order as Secured Creditor may elect in its discretion, and only after such application and after the payment by Secured Creditor of any other amount required by any provision of law, need Secured Creditor account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against Secured Creditor arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 calendar days before such sale or other disposition.

6.7 Sale of Pledged Equity.

(a) Each Grantor recognizes that Secured Creditor may be unable to effect a public sale of any or all the Pledged Equity, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Secured Creditor shall be under no obligation to delay a sale of any of the Pledged Equity for the period of time necessary to permit the Issuer thereof to register such securities or other interests for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(b) Each Grantor agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Equity pursuant to this Section 6.7 valid and binding and in compliance with applicable law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to Secured Creditor, that Secured Creditor have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Specified Event of Default has occurred under the Promissory Note.

6.8 Waiver; Deficiency. Each Grantor waives and agrees not to assert any rights or privileges which it may acquire under Section 9-626 of the UCC. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations in full and the fees and disbursements of any attorneys employed by Secured Creditor to collect such deficiency.

SECTION 7 MISCELLANEOUS.

7.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 12.11 of the Promissory Note.

7.2 Notices. All notices, requests and demands to or upon Secured Creditor or any Grantor hereunder shall be addressed to such party and effected in the manner provided for in Section 12.1 of the Promissory Note.

7.3 Indemnification by Grantors. Each Grantor agrees to jointly and severally indemnify, pay, and hold Secured Creditor and its affiliates, partners, trustees, shareholders, directors, officers, employees, advisors, representatives, agents, attorneys and controlling persons (the “Indemnitees”) harmless from and against any and all actions, suits, proceedings (including any investigations or inquiries), claims, losses, damages, liabilities and expenses, including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee, brought or threatened by the Grantors, any of their respective affiliates or any other person or entity and which may be incurred by, asserted against or involve any Indemnitee arising out of, in connection with, or as a result of, (i) the execution or delivery of this Agreement and the Collateral Documents, the performance by the parties hereto of their respective obligations under this Agreement or the Collateral Documents, the consummation of the transactions or any other transactions contemplated by this Agreement or the Collateral Documents or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that, such indemnity shall not, as to any Indemnitee, be available to the extent that such actions, suits, proceedings (including any investigations or inquiries), claims, losses, damages, liabilities or expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted directly and primarily from the gross negligence or willful misconduct of such Indemnitee.

7.4 Enforcement Expenses.

(a) Each Grantor agrees, on a joint and several basis, to pay or reimburse on demand Secured Creditor for all reasonable out-of-pocket documented costs and expenses incurred in collecting against any Guarantor under the guaranty contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents.

(b) Each Grantor agrees to pay, and to save Secured Creditor harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c) The agreements in this Section 7.4 shall survive repayment of all (and shall be) Secured Obligations (and all commitments of Secured Creditor, if any, to extend credit that would constitute Borrower Obligations have been terminated or have expired), any foreclosure under, or any modification, release or discharge of, any or all of the Collateral and termination of this Agreement.

7.5 Captions. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

7.6 Nature of Remedies. All Secured Obligations of each Grantor and rights of Secured Creditor expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law. No failure to exercise and no delay in exercising, on the part of Secured Creditor, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

7.7 Counterparts; Effectiveness. This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one in the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

7.8 Severability. The invalidity, illegality or unenforceability in any jurisdiction of any provision under this Agreement or any of the other Loan Documents shall not affect or impair the remaining provisions in this Agreement or any of the other Loan Documents.

7.9 Entire Agreement. This Agreement and the other Collateral Documents to which the parties hereto are parties embody the entire agreement among the parties hereto and supersede all prior commitments, agreements, representations and understandings, whether oral or written, relating to the subject matter hereof, and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. All Exhibits, Schedules and Annexes referred to herein are incorporated in this Agreement by reference and constitute a part of this Agreement. If any provision contained in this Agreement conflicts with any provision of the Promissory Note, then with regard to such conflicting provisions, the Promissory Note shall govern and control.

7.10 Successors; Assigns. This Agreement shall inure to the successors and assigns of the Parties, except that no party hereto may assign or otherwise transfer all or any part of its rights under this Agreement without the prior written consent of the other parties hereto; provided that the Secured Party may assign all or any part of its rights under this Agreement to an Affiliate (as defined in the License Agreement) upon written notice to the Borrower in connection with an assignment of the Promissory Note permitted under Section 12.8 thereof.

7.11 Applicable Law. This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby and thereby shall be governed by the laws of the State of New York.

7.12 Consent to Jurisdiction.

(a) The Borrower hereby irrevocably and unconditionally (i) agrees that any legal action, suit or proceeding arising out of or relating to this Note or the Collateral Documents shall be brought in the courts of the State of New York located in the Borough of Manhattan or of the United States of America for the Southern District of New York and (ii) submits to the exclusive jurisdiction of any such court in any such action, suit or proceeding. Final judgment against the Borrower in any action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment.

(b) Nothing in this Section 7.12 shall affect the right of the Noteholder to (i) commence legal proceedings or otherwise sue the Borrower in any other court having jurisdiction over the Borrower or (ii) serve process upon the Borrower in any manner authorized by the laws of any such jurisdiction.

(c) The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in any court referred to in this Section 7.12 and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

7.13 Waiver of Jury Trial. EACH OF THE BORROWER AND THE SECURED CREDITOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY.

7.14 Set-off. Each Grantor agrees that Secured Creditor have all rights of set-off and bankers’ lien provided by applicable law, and in addition thereto, each Grantor agrees that at any time any Specified Event of Default exists, Secured Creditor may apply to the payment of Secured Obligations in such order as Secured Creditor may determine in its discretion, whether or not then due, any and all balances, credits, deposits, accounts or moneys of such Grantor then or thereafter with Secured Creditor. Secured Creditor hereby agrees that it shall endeavor to notify such Grantor of any such set-off or any such application, but failure to notify shall have no adverse determination or effect hereunder.

7.15 Acknowledgements. Each Grantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b) Secured Creditor have no fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Collateral Documents, and the relationship between the Grantors, on the one hand, and Secured Creditor, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Collateral Documents or otherwise exists by virtue of the transactions contemplated hereby among the Grantors and Secured Creditor.

7.16 Additional Grantors. Each Person, required to become a Grantor pursuant to the Promissory Note, shall become a party to this Agreement and become a Grantor for all purposes of this Agreement upon execution and delivery by such Person of a joinder agreement in the form of Annex I hereto.

7.17 Releases.

(a) At such time as the Secured Obligations to Secured Creditor under the Promissory Note have been Paid in Full, the Collateral shall be automatically released from the Liens created hereby, and this Agreement and all guarantees and obligations (other than those expressly stated to survive such termination) of Secured Creditor and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. A Subsidiary shall automatically be released from its obligations under this Agreement and the security interest in the Collateral of such Subsidiary shall be automatically released upon the consummation of any transaction permitted by the Promissory Note as a result of which such Subsidiary ceases to be a Subsidiary of the Borrower or ceases to be a Guarantor. At the request and sole expense (to the extent reasonable, documented and out-of-pocket) of any Grantor following any such termination, Secured Creditor shall promptly deliver to the Grantors any Collateral held by Secured Creditor hereunder, and execute and deliver to the Grantors such documents (including authorization to file UCC termination statements) as the Grantors shall reasonably request to evidence such termination.

(b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Promissory Note or if such Collateral otherwise becomes Excluded Property, then Secured Creditor, at the request and sole expense (to the extent reasonable, documented and out-of-pocket) of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense (to the extent reasonable, documented and out-of-pocket) of Borrower, a Grantor shall be released from its obligations hereunder in the event that all the equity interests of such Grantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Deerfield Facility.

Notwithstanding the foregoing, the Secured Creditor agrees: (i) to subordinate any Lien granted to or held by Secured Creditor under any Loan Document on any Inventory consisting of the Product (as defined in the Deerfield Facility) or raw materials, work in process and materials used for the manufacture of the Product (as defined in the Deerfield Facility) (other than US Insulin Inventory owned by any Grantor) (collectively, “Product Inventory”), Receivables arising from the sale or licensing of the Product (as defined in the Deerfield Facility) (including, without limitation Receivables representing royalties or other amounts due under licenses of Intellectual Property for the sale of the Product) (collectively, “Product Receivables”) or proceeds thereof, in connection with the entry by any Grantor into a working capital facility permitted by clause (xii) of the definition of Permitted Indebtedness (as defined in the Deerfield Facility) and (ii) to enter into subordination, non-disturbance and similar agreements in connection with the licensing of Intellectual Property (other than Intellectual Property that is the subject of the License Agreement) permitted pursuant to the terms of the Promissory Note, the Deerfield Facility or the other Loan Documents (it being agreed that a non-disturbance agreement substantially in the form attached as Annex II shall be acceptable to the Secured Creditor).

7.18 Obligations and Liens Absolute and Unconditional. Each Grantor understands and agrees that the obligations of each Grantor under this Agreement shall be construed as a continuing, absolute and unconditional without regard to (a) the validity or enforceability of any Loan Document, any of the Secured Obligations or any other collateral security therefor or guaranty or right of offset with respect thereto at any time or from time to time held by Secured Creditor, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Grantor or any other Person against Secured Creditor, or (c) any other circumstance whatsoever (with or without notice to or knowledge of any Grantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Grantor for the Secured Obligations, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Grantor, Secured Creditor may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any other Grantor or any other Person or against any collateral security or guaranty for the Secured Obligations or any right of offset with respect thereto, and any failure by Secured Creditor to make any such demand, to pursue such other rights or remedies or to collect any payments from any other Grantor or any other Person or to realize upon any such collateral security or guaranty or to exercise any such right of offset, or any release of any other Grantor or any other Person or any such collateral security, guaranty or right of offset, shall not relieve any Grantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Secured Creditor against any Grantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

7.19 Reinstatement. In the event that any payment in respect of the Secured Obligations, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

7.20 Intercreditor Agreement. Notwithstanding anything herein to the contrary, the Liens and security interest granted to Secured Creditor pursuant to this Agreement (other than with respect to each of the US Insulin Inventory and the Valencia Facility) are, prior to the Payment in Full of the Deerfield Loan Obligations (as each such term is defined in the Intercreditor Agreement), expressly subordinate to those granted to the Deerfield Lenders pursuant to the Deerfield Security Agreement and the exercise of any right or remedy by Secured Creditor hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control. Notwithstanding anything herein to the contrary, prior to the Payment in Full of the Deerfield Loan Obligations, the requirements of this Agreement to deliver Receivables, Instruments, Certificated Securities, Chattel Paper, Pledged Equity, Pledged Notes, Investment Property, any certificates, instruments or documents in relation thereto and any other Collateral to Secured Creditor shall be deemed satisfied by delivery of such Receivables, Instruments, Certificated Securities, Chattel Paper, Pledged Equity, Pledged Notes, Investment Property, any certificates, instruments or documents in relation thereto and any other Collateral to the First Lien Collateral Agent (as bailee for Secured Creditor) as provided in the Intercreditor Agreement.

[Signatures Immediately Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty and Security Agreement to be duly executed and delivered as of the date first above written.

GRANTORS:	MANNKIND CORPORATION, a Delaware corporation

	By:	/s/ Matthew J. Pfeffer
Name: Matthew J. Pfeffer
Title: Chief Financial Officer

MANNKIND LLC, a Delaware limited liability company

	By:	/s/ Matthew J. Pfeffer
Name: Matthew J. Pfeffer
Title: Chief Executive Officer

GUARANTOR:	MANNKIND LLC, a Delaware limited liability company

	By:	/s/ Matthew J. Pfeffer
Name: Matthew J. Pfeffer
Title: Chief Executive Officer

SECURED CREDITOR:	AVENTISUB LLC, a Delaware limited liability company

	By:	/s/ Joseph M. Palladino
Name: Joseph M. Palladino
Title: President

ANNEX I

FORM OF JOINDER TO GUARANTY AND SECURITY AGREEMENT

This JOINDER AGREEMENT (this “Agreement”) dated as of [            ], 20[    ] is executed by the undersigned for the benefit of             (the “Secured Creditor”) in connection with that certain Guaranty and Security Agreement dated as of September 23, 2014 among the Grantors party thereto and Secured Creditor (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty and Security Agreement”). Capitalized terms not otherwise defined herein are being used herein as defined in the Guaranty and Security Agreement.

Each Person signatory hereto is required to execute this Agreement pursuant to Section 7.16 of the Guaranty and Security Agreement.

In consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each such Person hereby agrees as follows:

1. Each such Person assumes all the obligations of a Grantor and a Guarantor under the Guaranty and Security Agreement and agrees that such person or entity is a Grantor and a Guarantor and bound as a Grantor and a Guarantor under the terms of the Guaranty and Security Agreement, as if it had been an original signatory to such agreement. In furtherance of the foregoing, such Person hereby assigns, pledges and grants to Secured Creditor and (to the extent provided therein) its Affiliates, a security interest in all of its right, title and interest in and to the Collateral (other than Excluded Property) owned thereby to secure the Secured Obligations.

2. The Schedules of the Disclosure Letter delivered in connection with the Guaranty and Security Agreement are hereby amended to add the information relating to each such Person set out on the Schedules of the Disclosure Letter delivered in connection with the Guaranty and Security Agreement. Each such Person hereby makes to Secured Creditor the representations and warranties set forth in the Guaranty and Security Agreement applicable to such Person and the applicable Collateral and confirms that such representations and warranties are true and correct in all material respects (without duplication of any materiality qualifier) as of the date hereof after giving effect to such amendment to such Schedules (except to the extent stated to relate to a specific earlier date).

3. In furtherance of its obligations under Section 5.2 of the Guaranty and Security Agreement, each such Person agrees to deliver to Secured Creditor appropriately complete UCC financing statements naming such person or entity as debtor and Secured Creditor as secured party, and describing its Collateral and such other documentation as Secured Creditor (or its successors or assigns) may require to evidence, protect and perfect the Liens created by the Guaranty and Security Agreement, as modified hereby. Each such Person acknowledges the authorizations given to Secured Creditor under the Section 5.9 of the Guaranty and Security Agreement and otherwise.

4. Each such Person’s address for notices under the Guaranty and Security Agreement shall be the address of Borrower set forth in the Promissory Note and each such Person hereby appoints the Company as its agent to receive notices hereunder.

5. Secured Creditor acknowledges that upon the effectiveness of this Agreement, the undersigned shall have the rights of a Grantor and Guarantor under the Guaranty and Security Agreement.

6. This Agreement shall be deemed to be part of, and a modification to, the Guaranty and Security Agreement and shall be governed by all the terms and provisions of the Guaranty and Security

Agreement, with respect to the modifications intended to be made to such agreement, which terms are incorporated herein by reference, are ratified and confirmed and shall continue in full force and effect as valid and binding agreements of each such person or entity enforceable against such person or entity. Each such Person hereby waives notice of Secured Creditor’s acceptance of this Agreement. Each such Person will deliver an executed original of this Agreement to Secured Creditor.

[add signature block for each new Grantor]

Acknowledged and agreed to as of the year and date first written above:

AVENTISUB LLC, a Delaware limited liability company

By:
Name:
Title:

ANNEX II

FORM OF NON-DISTURBANCE AGREEMENT

THIS AGREEMENT, made as of this     day of             , 201    , by and among [MannKind Corporation][Other Grantor] (“Licensor”) and [Name of Licensee] (“Licensee”), as parties to the License Agreement (as defined below), and the secured party listed on the signature page hereto (“Secured Party”), as the holders of the Security Interest (as defined below).

W I T N E S S E T H:

WHEREAS, Licensor and Licensee are parties to that certain [License Agreement] dated             , 20    , as it may be amended (the “License Agreement”), providing for a collaboration, license, joint venture, partnership, royalty agreement or similar agreement or other research, development, manufacturing or other commercial exploitation arrangement with respect to certain intellectual property and other property owned or controlled by Licensor (the “Licensed Property”) for the term and upon the conditions set forth therein; and

WHEREAS, Licensor has granted the Secured Party a security interest in some or all of the Licensed Property (the “Security Interest”) pursuant to that certain Guaranty and Security Agreement, dated as of September 23, 2014, among Licensor, the other grantors party thereto and Secured Party, as it may be amended (the “Security Agreement”); and

WHEREAS, Licensee has requested that Secured Party agree not to disturb any of Licensee’s rights with respect to the Licensed Property granted under the License Agreement (the “Licensee Rights”) in the event that upon an Event of Default (as such term is used in the Security Agreement), Secured Party takes possession of, sells, assigns, grants a license with respect to (other than licenses or sublicenses that Secured Party is authorized to grant in its capacity as a licensee pursuant to the Security Agreement or any other agreement with Licensor), or otherwise exercises its rights and remedies under the Security Agreement with respect to all or any portion of the collateral constituting Licensed Property (in each case, a “Foreclosure”).

NOW, THEREFORE, in consideration for the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the mutual benefits to accrue to the parties hereto, it is hereby declared, understood and agreed as follows:

1. To the extent consent is required under the Security Agreement or any other agreement between the Licensee and Secured Party, Secured Party consents to the License Agreement.

2. In the event of a Foreclosure, it is agreed as follows:

(a)	Any transfer of the Licensed Property to Secured Party or any other purchaser at Secured Party’s sale or other disposition (any such transferee of the Licensed Property, a “Successor Licensor”) shall be subject to and not free and clear of the Licensee Rights and none of the Licensee Rights shall be discharged, waived, modified, impaired or terminated solely as a result of such transfer of the Licensed Property.

(b)	Provided that Licensee is not in breach of the License Agreement, which breach would permit the Licensor to terminate the License Agreement and continues beyond any cure period provided therein, if any, neither Secured Party nor any Successor Licensor will disturb, diminish or interfere with the Licensee Rights, including, without limitation, any sublicenses granted or permitted to be granted thereunder.

(c)	Provided that Licensee is not in breach of the License Agreement, which breach would permit the Licensor to terminate the License Agreement and continues beyond any cure period provided therein, if any, Secured Party undertakes that it require, as a condition of the transfer of the Licensed Property that the Successor Licensor agree to ratify and perform all of Licensor’s duties and obligations to Licensee under the License Agreement with respect to Licensed Property and to be bound to Licensee under all of the terms, covenants and conditions of the License Agreement with respect to such Licensed Property for the remaining balance of the term thereof, with the same force and effect as if Successor Licensor, as the case may be, were the Licensor under the License Agreement.

(d)	Notwithstanding the foregoing, neither Secured Party nor any Successor Licensor who acquires an interest in the Licensed Property or the License Agreement as a result of any such Foreclosure or other enforcement action or proceeding (the date on which the Secured Party, Successor Licensor, or such other party acquires such interest, hereinafter called the “Acquisition Date”) shall be (i) liable for any act or omission of Licensor under the License Agreement or otherwise or for any damages arising as a result of a breach of the License Agreement by the Licensor; (ii) liable for the return of any payments made by the Licensee to the Licensor under the License Agreement prior to the Acquisition Date; or (iii) required to perform or be liable for any affirmative obligations or covenants of the Licensor under the License Agreement, or liable for any of the representations or warranties of the Licensor under the License Agreement, or liable for any indemnities of the Licensor (other than, with respect to any Successor Licensor, any such obligations, covenants, representations or warranties or indemnities occurring, made or required to be performed after the Acquisition Date and any duties and obligations and terms, covenants and conditions assumed by such Successor Licensor pursuant to clause (c) above with respect to the remaining term of the License Agreement).

3. This Agreement may be executed in one or more counterparts, all of which when taken together shall constitute a single instrument.

4. This Agreement was prepared in the English language, which language shall govern the interpretation of, and any dispute regarding, the terms of this Agreement. This Agreement and all disputes arising out of or related to this Agreement or any breach hereof shall be governed by and construed under the laws of the State of New York, without giving effect to any choice of law principles that would require the application of the laws of a different state.

[SEE ATTACHED SIGNATURE PAGES]

SIGNATURE PAGE

TO

NON-DISTURBANCE AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this instrument as of the day and year first above written.

[LICENSEE]	[MANNKIND CORPORATION] [LICENSOR]

By:	By:
Name:	Name:
Title:	Title:

SECURED PARTY:	AVENTISUB LLC, a Delaware limited liability company

By:
Name:
Title: